UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 9, 2017

THE TRADE DESK, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37879	27-1887399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

42 N. Chestnut Street, Ventura, California 93001
(Address of Principal Executive Offices) (Zip Code)

(805) 585-3434
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

     The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On May 9, 2017, The Trade Desk, Inc. (the “Registrant”), a syndicate of banks, led by Citibank, N.A., and Citibank, N.A., as agent, entered into an amended and restated loan and security agreement (the “Amended Revolving Credit Agreement”). The Amended Revolving Credit Agreement, among other things, provides for an increase of $75.0 million in the aggregate principal amount of commitments available under the Registrant’s senior asset-based revolving credit facility and provides the Registrant greater flexibility with respect to working capital, acquisitions and general corporate purposes (the “Amended Credit Facility”). Available funding commitments to the Registrant under the Amended Credit Facility, subject to certain conditions, total up to $200.0 million, with a $20.0 million sublimit for swingline borrowings and a $15.0 million sublimit for the issuance of letters of credit. Under certain circumstances, the Registrant has the right to increase the Amended Credit Facility by an amount not to exceed $100.0 million. The Amended Revolving Credit Agreement is collateralized by substantially all of the Registrant’s assets, including a pledge of certain of its accounts receivable, deposit accounts, intellectual property, investment property, and equipment, and availability under the Amended Revolving Credit Agreement is based on the percentage of the value of accounts receivable, as reduced by certain reserves.

     Loans under the Amended Credit Facility bear interest through maturity at a variable rate based upon, at the Registrant’s option, an annual rate of either a Base Rate or a LIBOR rate, plus an applicable margin (“Base Rate Borrowings” and “LIBOR Rate Borrowings”). The Base Rate is defined as a fluctuating interest rate equal to the greatest of (1) the federal funds rate plus 0.50%, (2) Citibank, N.A.’s prime rate, and (3) one month LIBOR rate plus 2.00%. The applicable margin is defined as a rate between 1.00% to 1.50% for Base Rate Borrowings and between 2.00% and 2.50% for LIBOR Rate Borrowings, depending on the amount of average excess availability on the Amended Credit Facility. The fee for undrawn amounts ranges from 0.325% to 0.375%. Interest is payable either (a) monthly for Base Rate Borrowings or (b) for LIBOR Rate Borrowings, on the earlier of (1) the last day of the interest period, which can be one, two, three or six months as selected by us or (2) the last day of each three month interval. The Registrant will also be required to pay customary letter of credit fees, as necessary.

     The Amended Credit Facility matures and all outstanding amounts become due and payable on May 9, 2022.

     The Amended Revolving Credit Agreement contains customary conditions to borrowings, events of default and covenants, including covenants that restrict our ability to sell assets, make changes to the nature of our business, engage in mergers or acquisitions, incur, assume or permit to exist additional indebtedness and guarantees, create or permit to exist liens, pay dividends, issue equity instruments, make distributions or redeem or repurchase capital stock or make other investments, engage in transactions with affiliates and make payments in respect of subordinated debt. The Amended Revolving Credit Agreement also requires that if the Registrant’s excess availability is less than the greater of (a) $15.0 million and (b) 12.5% of the lesser of (1) the borrowing base then in effect and (2) the commitments under the Amended Credit Facility then in effect, the Registrant to maintain compliance with a consolidated fixed charge coverage ratio covenant of at least 1.15 to 1.00.

     The foregoing description of the Amended Revolving Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Amended Revolving Credit Agreement, which will be filed as an exhibit to the Registrant’s Form 10-Q for the quarterly period ended March 31, 2017.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated May 10, 2017 of the Registrant, announcing its Amended Revolving Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC.

Date: May 10, 2017	By:	/s/ Paul E. Ross
Paul E. Ross
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 10, 2017 of the Registrant, announcing its Amended Revolving Credit Agreement.